                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use in the Form SB-2 of Snapshot, Inc. of our report dated
April 15, 2002, relating to the financial statements of Snapshot, Inc., and to the reference to us under the heading "Experts" in such registration statement.

San Diego, California                              PKF
June 3, 2002                                       Certified Public Accountants
                                                   A Professional Corporation